UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 16, 2014

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 16, 2014, Harvest Natural Resources, Inc. held its annual meeting of stockholders pursuant to notice duly given for the purpose of (i) electing seven directors; (ii) ratifying the appointment of UHY LLP, independent registered public accounting firm, as our auditors for fiscal year 2014; and (iii) considering such other business as may properly come before the meeting.

1. Election of Directors:

The following nominees were elected as directors by the votes indicated below for a term that will expire on the date of the 2015 annual meeting of stockholders.

		Number of
	Number of	Votes Against/	Broker
Director Nominee Name	Votes For	Withheld	Non-Votes
Stephen D. Chesebro’	17,451,329	1,366,156	13,366,651

James A. Edmiston	18,166,679	650,806	13,366,651

Igor Effimoff	18,236,563	580,922	13,366,651

H. H. Hardee	18,160,081	657,404	13,366,651

Robert E. Irelan	18,239,563	577,922	13,366,651

Patrick M. Murray	18,162,091	655,394	13,366,651

J. Michael Stinson	18,236,063	581,422	13,366,651

Total Votes Cast	126,652,369	5,070,026	93,566,557

2.	Approval of the ratification of the appointment of UHY LLP as our independent registered public accounting firm for fiscal year 2014:

This proposal was approved by the votes indicated below.

	Number of Votes Against/		Broker
Number of Votes For	Withheld	Abstentions	Non-Votes
31,811,537	255,958	116,641	-0-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

July 16, 2014	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President & General Counsel